MCKESSON AGREES TO SETTLE CONSOLIDATED CLASS ACTION SUIT
FOR $960 MILLION AND RESERVES ADDITIONAL $240 MILLION
FOR RESOLUTION OF HBOC LITIGATION

San Francisco, January 12, 2005 — McKesson Corporation (NYSE: MCK) announced today that it has reached an agreement to settle the consolidated securities class action arising out of a 1999 financial restatement (the “Restatement”) pending against it and its subsidiary the former HBO & Co., Inc. (HBOC) in the U.S. District Court, Northern District of California, San Jose Division (Master File No. 99-CV-20743 RMW and related cases). Under the agreement, McKesson would pay the class members a total of $960 million in cash. The combination of the class action settlement announced today and the decision by the company to establish reserves for the remaining HBOC restatement litigation arising out of the Restatement and related matters will result in an aggregate charge for McKesson’s third fiscal quarter ended December 31, 2004, of $1.2 billion pre-tax, $810 million after-tax, or approximately $2.70 per share.

“Today’s agreement represents a significant step toward fully resolving the uncertainty related to this unfortunate chapter in the company’s history and allows us to focus once again only on the future,” said John H. Hammergren, McKesson’s chairman and chief executive officer.

“Since 2000, McKesson has made tremendous progress improving our operating and financial performance. McKesson has a very strong balance sheet, with a low net debt to net capital ratio, and we expect to have no difficulty financing the settlement as payment becomes due later this calendar year. Following payment, we will continue to have a strong balance sheet that will provide financial flexibility to execute our strategy. McKesson can again be valued on the performance of our business without the distraction and uncertainty of the consolidated class action.”

The consolidated securities class action, which is described in more detail in the company’s Form 10-K for its fiscal year ended March 31, 2004, was initiated following the discovery in April 1999 of accounting improprieties at HBOC, which was acquired by McKesson in January 1999. After public disclosure of that discovery, McKesson’s board promptly initiated an independent investigation that led to the Restatement. A significant portion of the company’s executive management was replaced and Hammergren was named chief executive officer at that time.

McKesson Corporation was never the subject of any civil or criminal complaint from government authorities. Four former HBOC executives have pled guilty to certain charges. Charges are pending against other former executives of the companies.

Under the terms of the agreed-upon settlement, McKesson will make the cash payment to the settlement class, which consists of all persons who purchased or otherwise acquired publicly traded securities of either HBOC (from January 20, 1997 through January 12, 1999) or McKesson (from October 18, 1998 through April 27, 1999) or who held McKesson common stock on November 27, 1998 and still held those shares on January 12, 1999. Plaintiffs’ attorneys’ fees, in an amount yet to be determined, will be deducted from this settlement amount prior to payments to class members.

The parties have agreed on the terms of a stipulation of settlement and are finalizing the exhibits to the stipulation before submitting it to the Court. The settlement agreement is subject to various conditions, including, but not limited to, preliminary approval by the Court, notice to the class, and final approval by the Court after a hearing. No date has been established for the hearing.

The settlement is the outcome of an extensive mediation process, represents a compromise between the parties involved, and resolves a complex and costly litigation. Under the agreement, McKesson and HBOC deny any violation of law and have agreed to the settlement solely to eliminate the uncertainties, burden and expense of further protracted litigation. The settlement was reviewed and unanimously approved by all McKesson directors who were not parties to any of the Restatement litigation.

Certain lawsuits brought independently by other stockholders of McKesson or HBOC arising from the Restatement are expected to remain outstanding and not to be resolved by this settlement. McKesson is establishing additional reserves of $240 million, which the company believes will be adequate to address its remaining potential exposure. However, in view of the number of remaining cases, the uncertainties of the timing and outcome of this type of litigation, and the substantial amounts involved, it is possible that the ultimate costs of these matters may exceed or be below the reserve. McKesson will continue to defend vigorously these cases, and to conclude them in the manner believed to be in the best interest of the company.

McKesson believes the settlement of the consolidated securities class action and the ultimate resolution of the lawsuits brought independently by other shareholders will be tax deductible. However, the tax attributes of the litigation are complex and the company expects challenges from the appropriate taxing authorities, and accordingly such deductions will not be finalized until all the lawsuits are concluded and an examination of the company’s tax returns is completed. Accordingly, the company has provided a reserve of $85 million for future resolution of these uncertain tax matters. While the company believes the tax reserve is adequate, the ultimate resolution of these tax matters may exceed or be below the reserve.

McKesson has scheduled a Webcast and teleconference for 5 PM Eastern Time today to discuss this announcement. To access the Webcast, go to www.mckesson.com and click on the link under “Events.” The dial-in number for individuals wishing to participate in the call is 610-794-9497. Larry Kurtz, vice president, Investor Relations, is the leader of the call, and the password to join the call is “McKesson.” A playback of the call will be available through January 19, 2005 by calling 402-998-0553. The password for the replay is “8904.”

About McKesson

McKesson Corporation (NYSE: MCK) is a Fortune 16 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 170-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending shareholder litigation regarding the 1999 restatement of our historical financial statements; the changing U.S. healthcare environment, including the impact of current and potential future mandated benefits; changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; governmental efforts to regulate the pharmaceutical supply chain; changes in pharmaceutical and medical-surgical manufacturers’ pricing, selling, inventory, distribution or supply policies or practices; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing the company’s software and software-related system products, or the slowing or deferral of demand for these products; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP); tax legislation initiatives; foreign currency fluctuations; and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.

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Contact:

McKesson Corporation

Larry Kurtz, 415-983-8418 (Investors and Financial Press) larry.kurtz@mckesson.com

Kate Rohrbach 415-983-9023 (Business and Trade Media) kate.rohrbach@mckesson.com